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                                                                    Exhibit 23.3



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------



We hereby consent to the inclusion in this Amendment No. 1 to the Registration Statement on Form F-4 and the related prospectus of STATS ChipPAC, Ltd of our report dated February 19, 2004, except for Note 20, as to which the date is December 9, 2004, relating to the financial statements of ChipPAC, Inc. for the year ended December 31, 2003. We also consent to the inclusion of our report dated February 19, 2004 relating to the financial statement schedule, which appears in ChipPAC Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.





/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


San Jose, California
April 14, 2005